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                           PETROLEUM GEO-SERVICES ASA

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                    ISSUED AND OUTSTANDING UNDER THE TERMS OF
                THE DEPOSIT AGREEMENT, DATED AS OF MAY 25, 1993,
              AS AMENDED BY THE FIRST AND SECOND AMENDMENTS THERETO

           ----------------------------------------------------------

                                 Third Amendment
                                       to
                                Deposit Agreement

           ----------------------------------------------------------

                            Dated as of [_____], 2008

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                                Table of Contents
                                -----------------

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                                                                                                        Page

ARTICLE I
DEFINITIONS..............................................................................................2
         SECTION 1.01      Definitions...................................................................2
         SECTION 1.02      Effective Date................................................................2

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT..........................................................................2
         SECTION 2.01      Deposit Agreement.............................................................2
         SECTION 2.02      Amendments Binding on all Holders and Beneficial Owners.......................3
         SECTION 2.03      Definitions in the Deposit Agreement..........................................3
         SECTION 2.04      Fees and Charges of Depositary................................................4
         SECTION 2.05      Voting; Electronic Accessibility to Information;
                           Notices and Reports ..........................................................6
         SECTION 2.06      Certain Rights of the Depositary; Limitations................................12

ARTICLE III
AMENDMENTS TO THE FORM OF ADR..........................................................................13
         SECTION 3.01     ADR Amendment................................................................13
         SECTION 3.02     Charges of Depositary........................................................22

ARTICLE IV
AMENDMENTS TO THE FEE SCHEDULE.........................................................................22
         SECTION 4.01     Amendment to Fee Schedule....................................................22

ARTICLE V
REPRESENTATIONS AND WARRANTIES.........................................................................22
         SECTION 5.01     Representations and Warranties...............................................22
         SECTION 5.02     Representations and Warranties of the Depositary.............................23

ARTICLE VI
MISCELLANEOUS..........................................................................................24
         SECTION 6.01     New ADRs.....................................................................24
         SECTION 6.02     Notice of Amendment to Holders of ADSs.......................................24
         SECTION 6.03     Indemnification..............................................................24
         SECTION 6.04     Ratification.................................................................25
         SECTION 6.05     Governing Law................................................................25
         SECTION 6.06     Counterparts.................................................................25

EXHIBIT A

FORM OF ADR...........................................................................................A-1

EXHIBIT B

FEE SCHEDULE..........................................................................................B-2


                      THIRD AMENDMENT TO DEPOSIT AGREEMENT

      THIRD AMENDMENT TO DEPOSIT AGREEMENT, dated as of [_____], 2008 (the "Amendment"), by and among PETROLEUM GEO-SERVICES ASA, a corporation incorporated and existing under the laws of the Kingdom of Norway (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares evidenced by American Depositary Receipts issued and outstanding under the Deposit Agreement, dated as of May 25, 1993, as subsequently amended by the First and Second Amendments thereto.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary previously entered into that certain Deposit Agreement, dated as of May 25, 1993, as amended by the First Amendment to Deposit Agreement, dated as of April 24, 1997, as further amended by the Second Amendment to Deposit Agreement, dated as of July 20, 2007 (as so amended and supplemented, the "Deposit Agreement"), for the creation of American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) deposited thereunder and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

      WHEREAS, the Company desires to amend Section 5.09 of the Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed to the Deposit Agreement, and the Fee Schedule annexed to the Deposit Agreement to enable the Depositary to charge certain additional fees in respect of the ADSs; and

      WHEREAS, the Company and the Depositary desire to enable the distribution of the Company's notices, reports, communications, voting materials and voting instructions by electronic means; and

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement, the form of ADR annexed to the Deposit Agreement as Exhibit A, the ADRs issued and outstanding as of the date hereof, and the Fee Schedule annexed to the Deposit Agreement as Exhibit B for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding, the form of ADR annexed as Exhibit A to the Deposit Agreement, and the Fee Schedule annexed to the Deposit Agreement as Exhibit B as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

      SECTION 1.02 Effective Date. The term "Effective Date" shall mean the later to occur of (i) the expiration of 30 days after notice of this Amendment has been given to Holders of outstanding ADRs or (ii) the date upon which the Commission declares effective the Post-Effective Amendment No. 1 to Form F-6 Registration Statement (Registration No. 333-144741) pursuant to which this Amendment has been filed with the Commission.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Deposit Agreement, dated as of May 25, 1993, as amended by the First Amendment to Deposit Agreement, dated as of April 24, 1997, as amended by the Second Amendment to Deposit Agreement, dated as of July 20, 2007, as amended by this Amendment, and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Deposit Agreement.

      SECTION 2.02 Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the Deposit Agreement as amended by this Amendment shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued and outstanding after the Effective Date.

      SECTION 2.03 Definitions in the Deposit Agreement.

      (a) Section 1.01 of the Deposit Agreement, the definition of "American Depositary Shares" is hereby amended and restated in its entirety to read as follows:

            "Section 1.01. American Depositary Share(s) / ADS(s). The terms "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests evidenced by Receipts issued hereunder in the Deposited Securities granted to Holders and Beneficial Owners of ADSs pursuant to the terms of the Deposit Agreement. Each ADS shall represent one Share, provided, however, that if there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional ADSs are not issued and delivered, the term ADS(s) shall thereafter represent the number of Shares or other Deposited Securities determined in accordance with such Sections."

      (b) Section 1.12 of the Deposit Agreement, the definition of "Receipts" is hereby amended and restated in its entirety to read as follows:

            "Section 1.12. Receipt(s) / ADR(s). The terms "Receipt(s)" and "ADR(s)" shall mean the American Depositary Receipts issued by the Depositary under the Deposit Agreement to evidence ADSs. A Receipt may evidence any number of ADSs, as such ADRs may be amended from time to time in accordance with the Deposit Agreement."

      (c) Article I of the Deposit Agreement is hereby further amended by inserting the following definitions therein in the appropriate alphabetical order and renumbering the defined terms in Article I of the Deposit Agreement accordingly:

            "Beneficial Owner. The term "Beneficial Owner" shall mean as to any American Depositary Share, any person or entity having a beneficial interest deriving from the ownership of such American Depositary Share. A Beneficial Owner of American Depositary Shares may or may not be the Holder of the Receipt(s) evidencing such American Depositary Shares. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the Receipt(s) evidencing the American Depositary Shares owned by such Beneficial Owner.

            DTC. The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

            DTC Participant. The term "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.

            Holder. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the American Depositary Shares evidenced by the Receipt registered in its name, such Holder shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the American Depositary Shares evidenced by such Receipt."

      SECTION 2.04 Fees and Charges of Depositary.

      (a) Section 5.09 of the Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the

            Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to any Holder or Beneficial Owner upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented for surrender to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

      (b) All references made in the Deposit Agreement to the fees and charges of the Depositary shall, as of the Effective Date, refer to the fees and charges set forth in the Fee Schedule annexed as Exhibit B to this Amendment.

      SECTION 2.05 Voting; Electronic Accessibility to Information; Notices and Reports.

      (a) Section 4.08 of the Deposit Agreement is hereby amended, as of the Effective Date, by deleting such section in its entirety and inserting the following in its stead:

                  "(a) Distribution to Holders. The Company shall send written notice of any meeting of shareholders to the Depositary at least four weeks (or such other time period as may be approved by the Company's shareholders in accordance with its Articles of Association and Norwegian law) prior to the relevant meeting. Upon receipt of such notice from the Company, the Depositary shall promptly thereafter, but in any event within five Business Days (the term "Business Day" shall mean each weekday that is not (i) a day on which banking institutions in the Borough of Manhattan, the City of New York are authorized or obligated by law or executive order to close or (ii) a day on which the market(s) in which Receipts are traded are closed) of receipt of such notice of meeting, distribute to all Holders a notice (the "Notice") containing (A) the information (or a summary thereof in a form prepared by the Company) received by the Depositary in connection with such meeting, including, if applicable, the agenda for the meeting and (B) a statement that Holders, in their capacity as Beneficial Owners or acting on behalf of one or more named Beneficial Owners, as of the close of business on the date specified as the record date for determining Holders entitled to vote at such meeting (the "Record Date"), will be entitled, subject to applicable provisions of Norwegian law and the Company's Articles of Association (the relevant provisions of which will be adequately summarized in the Notice in a form provided by the Company) and to the provisions of the Deposit Agreement and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights of such Beneficial Owners, if any, pertaining to the Deposited Securities represented by their respective American Depositary Shares by completing and returning to the Depositary by the date specified in such Notice either (x) a request for admission, which may be delivered in physical or electronic form (an "Admission Request"), enabling such Beneficial Owner to gain admission to such meeting in accordance with paragraph (b) of this Section 4.08 or (y) proxy or voting instructions, which may be delivered to the Depositary in physical or electronic form ("Voting Instructions"), pursuant to which a Holder (acting, as the case may be, as Beneficial Owner of ADSs or as proxy on behalf of one or more Beneficial Owners of ADSs named in a certification of beneficial ownership) may appoint the Depositary or some other person as proxy with power of substitution to vote at such meeting in accordance with such Voting Instructions and with paragraph (c) of this Section 4.08. If requested by the Company, the Depositary may request that any Holder surrendering ADRs for cancellation, at any time immediately preceding the date of the meetings of shareholders, confirm to the Depositary and the Company that such person has not and will not instruct the Depositary to vote the Deposited Securities evidenced by such Holder's ADSs.

            Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, stockholders of the Company, to distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

                  (b) Attendance at Meeting in Person. Upon receipt by the
            Depositary of (i) a duly completed Admission Request and (ii) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable and in any event at least two working days prior to the date of such meeting, (x) notify the Company in writing of a Beneficial Owner's intention to attend such shareholders' meeting (in person or by proxy authorizing a person other than the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of such Beneficial Owner) to vote, to ask questions and otherwise to participate in such meeting and (y) cause the confirmation of beneficial ownership described in paragraph (d) of this Section 4.08 to be delivered to the Company and to such Beneficial Owner at the address specified by such Beneficial Owner in accordance with paragraph (d) of this Section 4.08.

                  (c) Exercise of Voting Rights Through the Depositary. Upon
            receipt by the Depositary of duly completed Voting Instructions by the date set therefor in the Notice (which date shall, unless the Depositary elects to grant additional time to return such Voting Instructions, be at least ten Business Days prior to the date of the relevant shareholders' meeting) authorizing the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of Beneficial Owners, the Depositary shall (i) as promptly as practicable but in any event at least two working days prior to such shareholders' meeting, cause a statement that such Beneficial Owners intend to vote at such meeting, together with each such Beneficial Owner's name and address and the confirmation of beneficial ownership described in paragraph (d) of this Section 4.08, to be delivered to the Company; (ii) notify the Company in writing of the Depositary's or the Custodian's or any of their respective agent's intention to attend such shareholders' meeting on behalf of such Beneficial Owners and shall cause confirmation of their authority in that respect to be delivered to the Company; and
            (iii) endeavor, insofar as practicable and permitted under any applicable provisions of Norwegian law and the Company's Articles of Association, to cause to be voted, either in person at the meeting or by duly appointing a proxy to appear on its behalf at the meeting, the relevant Deposited Securities in accordance with the specific instructions set forth in such Voting Instructions. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, cause to be voted or otherwise attempt to exercise the right to vote such Deposited Securities other than in accordance with such voting instructions.

                  (d) Confirmation of Beneficial Ownership. With respect to each of the Voting Instructions or Admission Request (each with evidence of beneficial ownership) received by the Depositary from a Holder that is a Beneficial Owner or acting on behalf of a Beneficial Owner wishing to exercise voting rights pursuant to paragraphs (b) and (c) of this Section 4.08, together with such evidence of beneficial ownership as the Depositary may reasonably require, the Depositary shall promptly deliver to the Company a document in substantially the form of Exhibit C annexed hereto confirming that it has received evidence (which may be delivered to the Depositary in physical or electronic form) that such person is the Beneficial Owner of such number of Shares held by the Depositary as correspond to the number of American Depositary Shares owned by such person. A statement that such Beneficial Owner intends to vote at a shareholders' meeting (as described in paragraphs (b) and (c) of this Section 4.08), together with such Beneficial Owner's name and address and the confirmation of beneficial ownership, must be received by the Company prior to the expiration of the time limit therefor as set forth in the Company's notice of such shareholders' meeting and the Company's Articles of Association (currently at least two working days prior to the date of such meeting). In addition, Beneficial Owners who wish to attend the shareholders' meeting in person must present the confirmation of beneficial ownership at the meeting.

                  (e) Exercise of Voting Rights as Shareholder. Holders and
            Beneficial Owners of ADSs who wish to exercise their voting rights directly as shareholders (rather than as ADR Holders through the services of the Depositary) will be entitled to do so, subject to the requirements of Norwegian law and the Company's Articles of Association, upon timely surrender to the Depositary of ADSs for cancellation (in accordance with the terms of Section 2.05 thereof) and re-registration of the Deposited Securities in the name of the Holder or Beneficial Owner so surrendering the ADSs.

                  (f) Obligation of Depositary. The Company and the Depositary
            agree that in the event the Depositary does not receive any of (i) the notice from the Company, (ii) the Admission Request or (iii) the Voting Instructions on or prior to the date specified therefor in this Section 4.08, the Depositary shall have no obligation to distribute or forward, as the case may be, such notice or instruction card or prepare the applicable confirmation of beneficial ownership.

                  (g) Charges. The Depositary will not charge Holders for the voting services described in this Section 4.08.

                  (h) Amendment of Voting Procedures. There can be no assurance that any amendments, modifications or additional voting procedures upon which the Depositary and the Company may agree pursuant to
            Section 6.01 of this Agreement will not limit the practical ability of Beneficial Owners of Deposited Securities to exercise voting right in respect of the foregoing. The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this Section 4.08) to enable Beneficial Owners to vote the Deposited Securities underlying their ADSs, except as such efforts may be limited by the right of the Company's shareholders to amend its Articles of Association and applicable law."

      (b) Section 4.10 of the Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Available Information. The Company publishes the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The electronic information delivery system the Company intends to use for the publication of such reports is Hugin (or any successor thereof). As of the date hereof the Company's internet website is www.pgs.com. The information so published by the Company may not be in English, except to the extent that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English (or provide summaries of such information in English) to the extent contemplated in the instructions to Rule 12g3-2(e). The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549."

      (c) Section 4.11 of the Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall, at the request and expense of the Company, also distribute to Holders copies of such reports when furnished by the Company pursuant to Section 5.06."

      (d) The last sentence of the third paragraph of Section 5.04 of the Deposit Agreement is hereby amended, as of the Effective Date, by deleting such sentence in its entirety and inserting the following in its stead:

            "Any such successor depositary shall promptly distribute notice of its appointment to the Holders of Receipts."

      (e) The last sentence of Section 5.06 of the Deposit Agreement is hereby amended, as of the Effective Date, by deleting such sentence in its entirety and inserting the following in its stead:

            "The Depositary will, at the Company's expense, arrange for the prompt transmittal by any Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to Norwegian holders of its Shares and, at the request and expense of the Company, arrange for the distribution thereof to Holders of Receipts."

      (f) The first sentence of Section 6.02 of the Deposit Agreement is hereby amended, as of the Effective Date, by deleting such sentence in its entirety and inserting the following in its stead:

            "The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by distributing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination."

      (g) Section 7.05 of the Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Petroleum Geo-Services A/S, Strandveien 5F, 1324 Lysaker, Norway, Attention: General Counsel, or at such other place which the Company may designate by giving notice thereof in writing to the Depositary and the Custodian.

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air carrier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013 U.S.A., Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.

            Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

            Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

            Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason."

      SECTION 2.06 Certain Rights of the Depositary; Limitations. Section 5.10 of the Deposit Agreement is hereby amended and restated in its entirety, as of the Effective Date, to read as follows:

            "Subject to the further terms and provisions of this Section 5.10, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares only upon the prior receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under
            (i) above but for which Shares may not have been received. The

            Depositary may receive Receipts in lieu of Shares under (i) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued that at the time the Depositary issues such Receipts, the Applicant or its customer owns the Shares to be delivered to the Depositary, or (y) such evidence of ownership of Shares as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary shall limit the number of Receipts issued by it under (i) above and outstanding at any time to thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary shall also set limits with respect to the number of Receipts involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

            Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral."

                                  ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01 ADR Amendment. The form of ADR attached as Exhibit A to the Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1993, as amended by the First Amendment to Deposit Agreement, dated as of April 24, 1997, as amended by the Second

            Amendment to Deposit Agreement, dated as of July 20, 2007, as further amended by the Third Amendment to Deposit Agreement, dated as of [_____], 2008 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

      (b) deleting paragraph (6) thereof in its entirety and inserting the following in its stead:

            "The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs; and

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to Holder or Beneficial Owner upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented for surrender to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, Resignation and Removal of the Depositary; Appointment of Successor Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

      (c) deleting paragraph (9) thereof in its entirety and inserting the following in its stead:

            "Available Information. The Company publishes the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The electronic information delivery system the Company intends to use for the publication of such reports is Hugin (or any successor thereof). As of the date of the Deposit Agreement the Company's internet website is www.pgs.com. The information so published by the Company may not be in English, except to the extent that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English (or provide summaries of such information in English) to the extent contemplated in the instructions to Rule 12g3-2(e). The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549."

      (d) deleting paragraph (14) thereof in its entirety and inserting the following in its stead:

                  "(a) Distribution to Holders. The Company shall send written notice of any meeting of shareholders to the Depositary at least four weeks (or such other time period as may be approved by the Company's shareholders in accordance with its Articles of Association and Norwegian law) prior to the relevant meeting. Upon receipt of such notice from the Company, the Depositary shall promptly thereafter, but in any event within five Business Days (the term "Business Day" shall mean each weekday that is not (i) a day on which banking institutions in the Borough of Manhattan, the City of New York are authorized or obligated by law or executive order to close or (ii) a day on which the market(s) in which Receipts are traded are closed) of receipt of such notice of meeting, distribute to all Holders a notice (the "Notice") containing (A) the information (or a summary thereof in a form prepared by the Company) received by the Depositary in connection with such meeting, including, if applicable, the agenda for the meeting and (B) a statement that Holders, in their capacity as Beneficial Owners or acting on behalf of one or more named Beneficial Owners, as of the close of business on the date specified as the record date for determining Holders entitled to vote at such meeting (the "Record Date"), will be entitled, subject to applicable provisions of Norwegian law and the Company's Articles of Association (the relevant provisions of which will be adequately summarized in the Notice in a form provided by the Company) and to the provisions of the Deposit Agreement and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights of such Beneficial Owners, if any, pertaining to the Deposited Securities represented by their respective American Depositary Shares by completing and returning to the Depositary by the date specified in such Notice either (x) a request for admission, which may be delivered in physical or electronic form (an "Admission Request"), enabling such Beneficial Owner to gain admission to such meeting in accordance with paragraph (b) of this Section 4.08 or (y) proxy or voting instructions, which may be delivered to the Depositary in physical or electronic form ("Voting Instructions"), pursuant to which a Holder (acting, as the case may be, as Beneficial Owner of ADSs or as proxy on behalf of one or more Beneficial Owners of ADSs named in a certification of beneficial ownership) may appoint the Depositary or some other person as proxy with power of substitution to vote at such meeting in accordance with such Voting Instructions and with paragraph (c) of this Section 4.08. If requested by the Company, the Depositary may request that any Holder surrendering ADRs for cancellation, at any time immediately preceding the date of the meetings of shareholders, confirm to the Depositary and the Company that such person has not and will not instruct the Depositary to vote the Deposited Securities evidenced by such Holder's ADSs.

            Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, stockholders of the Company, to distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials.

                  (b) Attendance at Meeting in Person. Upon receipt by the
            Depositary of (i) a duly completed Admission Request and (ii) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable and in any event at least two working days prior to the date of such meeting, (x) notify the Company in writing of a Beneficial Owner's intention to attend such shareholders' meeting (in person or by proxy authorizing a person other than the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of such Beneficial Owner) to vote, to ask questions and otherwise to participate in such meeting and (y) cause the confirmation of beneficial ownership described in paragraph (d) of this Section 4.08 to be delivered to the Company and to such Beneficial Owner at the address specified by such Beneficial Owner in accordance with paragraph (d) of this Section 4.08.

                  (c) Exercise of Voting Rights Through the Depositary. Upon
            receipt by the Depositary of a duly completed Voting Instructions by the date set therefor in the Notice (which date shall, unless the Depositary elects to grant additional time to return such Voting Instructions, be at least ten Business Days prior to the date of the relevant shareholders' meeting) authorizing the Depositary, the

            Custodian or any of their respective agents to exercise voting rights on behalf of Beneficial Owners, the Depositary shall (i) as promptly as practicable but in any event at least two working days prior to such shareholders' meeting, cause a statement that such Beneficial Owners intend to vote at such meeting, together with each such Beneficial Owner's name and address and the confirmation of beneficial ownership described in paragraph (d) of this Section 4.08, to be delivered to the Company; (ii) notify the Company in writing of the Depositary's or the Custodian's or any of their respective agent's intention to attend such shareholders' meeting on behalf of such Beneficial Owners and shall cause confirmation of their authority in that respect to be delivered to the Company; and
            (iii) endeavor, insofar as practicable and permitted under any applicable provisions of Norwegian law and the Company's Articles of Association, to cause to be voted, either in person at the meeting or by duly appointing a proxy to appear on its behalf at the meeting, the relevant Deposited Securities in accordance with the specific instructions set forth in such Voting Instructions. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, cause to be voted or otherwise attempt to exercise the right to vote such Deposited Securities other than in accordance with such voting instructions.

                  (d) Confirmation of Beneficial Ownership. With respect to each of the Voting Instructions or Admission Request (each with evidence of beneficial ownership) received by the Depositary from a Holder that is a Beneficial Owner or acting on behalf of a Beneficial Owner wishing to exercise voting rights pursuant to paragraphs (b) and (c) of this Section 4.08, together with such evidence of beneficial ownership as the Depositary may reasonably require, the Depositary shall promptly deliver to the Company a document in substantially the form of Exhibit C annexed hereto confirming that it has received evidence (which may be delivered to the Depositary in physical or electronic form) that such person is the Beneficial Owner of such number of Shares held by the Depositary as correspond to the number of American Depositary Shares owned by such person. A statement that such Beneficial Owner intends to vote at a shareholders' meeting (as described in paragraphs (b) and (c) of this Section 4.08), together with such Beneficial Owner's name and address and the confirmation of beneficial ownership, must be received by the Company prior to the expiration of the time limit therefor as set forth in the Company's notice of such shareholders' meeting and the Company's Articles of Association (currently at least two working days prior to the date of such meeting). In addition, Beneficial Owners who wish to attend the shareholders' meeting in person must present the confirmation of beneficial ownership at the meeting.

                  (e) Exercise of Voting Rights as Shareholder. Holders and
            Beneficial Owners of ADSs who wish to exercise their voting rights directly as shareholders (rather than as ADR Holders through the services of the Depositary) will be entitled to do so, subject to the requirements of Norwegian law and the Company's Articles of Association, upon timely surrender to the Depositary of ADSs for cancellation (in accordance with the terms of Section 2.05 thereof) and re-registration of the Deposited Securities in the name of the Holder or Beneficial Owner so surrendering the ADSs.

                  (f) Obligation of Depositary. The Company and the Depositary
            agree that in the event the Depositary does not receive any of (i) the notice from the Company, (ii) the Admission Request or (iii) the Voting Instructions on or prior to the date specified therefor in this Section 4.08, the Depositary shall have no obligation to distribute or forward, as the case may be, such notice or instruction card or prepare the applicable confirmation of beneficial ownership.

                  (g) Charges. The Depositary will not charge Holders for the voting services described in this Section 4.08.

                  (h) Amendment of Voting Procedures. There can be no assurance that any amendments, modifications or additional voting procedures upon which the Depositary and the Company may agree pursuant to
            Section 6.01 of this Agreement will not limit the practical ability of Beneficial Owners of Deposited Securities to exercise voting right in respect of the foregoing. The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this Section 4.08) to enable Beneficial Owners to vote the Deposited Securities underlying their ADSs, except as such efforts may be limited by the right of the Company's shareholders to amend its Articles of Association and applicable law."

      (e) deleting paragraph (16) thereof in its entirety and inserting the following in its stead:

            "Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall, at the request and expense of the

            Company, distribute to Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement."

      (f) deleting paragraph (18) thereof in its entirety and inserting the following in its stead:

            "Subject to the further terms and provisions of this Paragraph (18), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares only upon the prior receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued that at the time the Depositary issues such Receipts, the Applicant or its customer owns the Shares to be delivered to the Depositary, or (y) such evidence of ownership of Shares as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five
            (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of Receipts issued by it under (i) above and outstanding at any time to thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary will also set limits with respect to the number of Receipts involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

            Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, will be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral."

      (g) deleting the first sentence of paragraph (22) in its entirety and inserting the following in its stead:

            "The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination."

      SECTION 3.02 Charges of Depositary. All references to the fees and charges of the Depositary made in the form of ADR attached as Exhibit A to the Deposit Agreement and in each of the ADRs outstanding, as of the Effective Date, under the terms of the Deposit Agreement shall, as of the Effective Date, refer to the fees and charges of the Depositary set forth in paragraph (6) of the Form of ADR attached as Exhibit A to the Amendment and the Fee Schedule attached as Exhibit B to the Amendment.

                                   ARTICLE IV

                         AMENDMENTS TO THE FEE SCHEDULE

      SECTION 4.01 Amendment to Fee Schedule. The Fee Schedule annexed to the Deposit Agreement as Exhibit B is hereby amended and restated in its entirety, as of the Effective Date, to read as Exhibit B attached hereto.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Norway, neither of such agreements need to be filed or recorded with any court or other authority in Norway, nor does any stamp or similar tax need be paid in Norway on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

      SECTION 5.02 Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Company that this Amendment, when executed and delivered by the Depositary, and the Deposit Agreement and all other documentation executed and delivered by the Depositary in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VI

                                  MISCELLANEOUS

      SECTION 6.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 6.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to distribute notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 6.01 hereof, and (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

      SECTION 6.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 6.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 6.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

      SECTION 6.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.



                                PETROLEUM GEO-SERVICES ASA

                                By:
                                   ---------------------------
                                   Name:
                                   Title:


                                CITIBANK, N.A., as Depositary

                                By:
                                   ---------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A

Number ___________                                       CUSIP Number _________


                                                             American Depositary
                                                           Shares (Each American
                                                                Depositary Share
                                                            representing one (1)
                                                       fully paid Ordinary share
                                                       NOK 3 nominal value each)

                                [FORM OF FACE OF]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                           PETROLEUM GEO-SERVICES ASA

                     (Incorporated under the laws of Norway)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the "Depositary"), hereby certifies that is the owner of American Depositary Shares, representing deposited shares, nominal value NOK 3 each, or evidence of the right to receive such shares (herein called the "Shares"), of Petroleum Geo-Services ASA, a corporation organized under the laws of Norway (herein called the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents rights attributable to 1 Share* deposited under the Deposit Agreement with the Custodians which at the date of execution of the Deposit Agreement are Den Norske Bank, Oslo and Christiania Bank og Kreditkasse.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1993, as amended by the First Amendment to Deposit Agreement, dated as of April 24, 1997, as amended by the Second Amendment to Deposit Agreement, dated as of

----------
* Subject to change as provided in Article IV of the Deposit Agreement.

July 20, 2007, as further amended by the Third Amendment to Deposit Agreement, dated as of [_____], 2008 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Paragraph (6) of this Receipt and of all taxes, duties and other governmental charges and fees payable in connection herewith, and subject to the terms and conditions of the Deposit Agreement and the Articles of Association of the Company, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made through VPS or by the delivery of a certificate or certificates therefor, or of other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of such Holder, either at the office of a Custodian or at the Principal Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary in the Borough of Manhattan, The City of New York, shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law, provided, however, that the Depositary after consultation with the Company may dose the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split- up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities.

      The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may reasonably require by written request to the Depositary and each Custodian. After consultation with the Company, the delivery of Receipts against deposits of particular Shares may be withheld, or the delivery of Receipts against the deposit of Shares generally may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which are required to be registered under provisions of the Securities Act of 1933 prior to being offered and sold publicly in the United States, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions of the Company to not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

      (4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such, dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (5) Agreements by Depositor. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, legal or beneficial ownership, or such information relating to the registration on the books of the Company of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and each Custodian. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Every such person will also be deemed to represent that the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be required to be registered under the provisions of the Securities Act of 1933 prior to being offered and sold publicly in the United States. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      (6) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (iii) Cash Distribution Fee: to any Holder of ADS(s), a fee not in
                  excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (iv) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs; and

            (v) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs.

      In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

            (a) taxes (including applicable interest and penalties) and other governmental charges;

            (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (f) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

      All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to Holder or Beneficial Owner upon request.

      Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented for surrender to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

      The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the

Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, Resignation and Removal of the Depositary; Appointment of Successor Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      (7) Title to Receipt. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

      (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

      (9) Available Information. The Company publishes the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The electronic information delivery system the Company intends to use for the publication of such reports is Hugin (or any successor thereof). As of the date of the Deposit Agreement the Company's internet website is www.pgs.com. The information so published by the Company may not be in English, except to the extent that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English (or provide summaries of such information in English) to the extent contemplated in the instructions to Rule 12g3-2(e). The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

      (10) Ownership Restrictions. The Holders acknowledge that the Company may restrict transfers of Shares if such transfer would be in conflict with public regulations or limitations and consequently in conflict with the interests of the Company.

      (11) Disclosure of Beneficial Ownership. Any Holder of a Receipt may be required, from time to time, to file such proof of citizenship or residence, legal or beneficial ownership, or other information requested by the Depositary or the Company pursuant to Norwegian law. Any person, entity or group acting in concert who is a Holder of Receipts and who is entitled, and upon surrender of such Receipts, to acquire directly or indirectly the beneficial ownership of such number of Shares as shall exceed (together with any Share or additional Receipts held by such person, entity or group) 10%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Norway, of the share capital or voting rights of the Company shall promptly send to the Company at the address set forth in the notice provisions of the Deposit Agreement, by registered or certified mail, the following information:

                  (i) the background, and identity, residence, and citizenship of, and the nature of such rights held by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

                  (ii) the number of Shares and Receipts which are beneficially owned, directly or indirectly, by (i) such person, and (ii) each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

                  (iii) if any material change occurs in the facts set forth in the statements to the Company, an amendment shall be transmitted, within ten days after any such change occurs, to the Company setting forth such changes.

      Any person, entity or group who is a Holder of Receipts and who beneficially owns (either directly or by virtue of the ownership of Receipts) 10% or more of the share capital or voting rights of the Company, shall promptly send to the Company the information required in the preceding paragraph promptly after a change of more than 5% in the shares of capital stock beneficially owned by such Holder.

Dated:                                    CITIBANK, N.A.,
                                          as Depositary

Countersigned


By: _______________________________       By:___________________________________
    Authorized Officer                       Vice President


      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, 14th floor, New York, NY 10013. The Depositary's Corporate Agency Office is different from its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, NY 10043.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (12) Dividends and Distributions; Rights. Whenever the Custodian or Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a currency other than United States dollars can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such dividend or distribution into United States dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, its agent or the Depositary or a Custodian on account of taxes. If in the judgment of the Depositary amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders of Receipts entitled thereto.

      Whenever a Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property received by such Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and will, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional

Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not legally be made to some or all Holders of Receipts, the Depositary may sell such Shares and remit the proceeds thereof to the Holders of Receipts entitled thereto as in the case of a distribution in cash.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall, after consultation with the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of any such sale for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise. If the Depositary determines that it is not lawful and feasible to make any such rights available to Holders or to sell any such rights as described above, the Depositary will allow such rights to lapse. If the registration of the securities to which such rights relate is required under the Securities Act of 1933, no rights shall be made available to Holders in the United States or to any U.S. person (each as defined in Regulation S under the Securities Act of 1933) unless such securities are registered or exempt from registration under such Act, provided, that the Company will have no obligation to file a registration statement or endeavor to have a registration statement declared effective.

      (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, the Depositary will fix a record date as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, subject to the provisions of the Deposit Agreement.

      (14) Voting of Deposited Securities.

      (a) Distribution to Holders. The Company shall send written notice of any meeting of shareholders to the Depositary at least four weeks (or such other time period as may be approved by the Company's shareholders in accordance with its Articles of Association and Norwegian law) prior to the relevant meeting. Upon receipt of such notice from the Company, the Depositary shall promptly thereafter, but in any event within five Business Days (the term "Business Day" shall mean each weekday that is not (i) a day on which banking institutions in the Borough of Manhattan, the City of New York are authorized or obligated by law or executive order to close or (ii) a day on which the market(s) in which Receipts are traded are closed) of receipt of such notice of meeting, distribute to all Holders a notice (the "Notice") containing (A) the information (or a summary thereof in a form prepared by the Company) received by the Depositary in connection with such meeting, including, if applicable, the agenda for the meeting and (B) a statement that Holders, in their capacity as Beneficial Owners or acting on behalf of one or more named Beneficial Owners, as of the close of business on the date specified as the record date for determining Holders entitled to vote at such meeting (the "Record Date"), will be entitled, subject to applicable provisions of Norwegian law and the Company's Articles of Association (the relevant provisions of which will be adequately summarized in the Notice in a form provided by the Company) and to the provisions of the Deposit Agreement and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights of such Beneficial Owners, if any, pertaining to the Deposited Securities represented by their respective American Depositary Shares by completing and returning to the Depositary by the date specified in such Notice either (x) a request for admission, which may be delivered in physical or electronic form (an "Admission Request"), enabling such Beneficial Owner to gain admission to such meeting in accordance with paragraph (b) of this
Section 4.08 or (y) proxy or voting instructions, which may be delivered to the Depositary in physical or electronic form ("Voting Instructions"), pursuant to which a Holder (acting, as the case may be, as Beneficial Owner of ADSs or as proxy on behalf of one or more Beneficial Owners of ADSs named in a certification of beneficial ownership) may appoint the Depositary or some other person as proxy with power of substitution to vote at such meeting in accordance with such Voting Instructions and with paragraph (c) of this Section 4.08. If requested by the Company, the Depositary may request that any Holder surrendering ADRs for cancellation, at any time immediately preceding the date of the meetings of shareholders, confirm to the Depositary and the Company that such person has not and will not instruct the Depositary to vote the Deposited Securities evidenced by such Holder's ADSs.

      Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, stockholders of the Company, to distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials.

      (b) Attendance at Meeting in Person. Upon receipt by the Depositary of (i) a duly completed Admission Request and (ii) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable and in any event at least two working days prior to the date of such meeting, (x) notify the Company in writing of a Beneficial Owner's intention to attend such shareholders' meeting (in person or by proxy authorizing a person other than the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of such Beneficial Owner) to vote, to ask questions and otherwise to participate in such meeting and (y) cause the confirmation of beneficial ownership described in paragraph
(d) of this Section 4.08 to be delivered to the Company and to such Beneficial Owner at the address specified by such Beneficial Owner in accordance with paragraph (d) of this Section 4.08.

      (c) Exercise of Voting Rights Through the Depositary. Upon receipt by the Depositary of a duly completed Voting Instructions by the date set therefor in the Notice (which date shall, unless the Depositary elects to grant additional time to return such Voting Instructions, be at least ten Business Days prior to the date of the relevant shareholders' meeting) authorizing the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of Beneficial Owners, the Depositary shall (i) as promptly as practicable but in any event at least two working days prior to such shareholders' meeting, cause a statement that such Beneficial Owners intend to vote at such meeting, together with each such Beneficial Owner's name and address and the confirmation of beneficial ownership described in paragraph (d) of this Section 4.08, to be delivered to the Company; (ii) notify the Company in writing of the Depositary's or the Custodian's or any of their respective agent's intention to attend such shareholders' meeting on behalf of such Beneficial Owners and shall cause confirmation of their authority in that respect to be delivered to the Company; and (iii) endeavor, insofar as practicable and permitted under any applicable provisions of Norwegian law and the Company's Articles of Association, to cause to be voted, either in person at the meeting or by duly appointing a proxy to appear on its behalf at the meeting, the relevant Deposited Securities in accordance with the specific instructions set forth in such Voting Instructions. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, cause to be voted or otherwise attempt to exercise the right to vote such Deposited Securities other than in accordance with such voting instructions.

      (d) Confirmation of Beneficial Ownership. With respect to each of the Voting Instructions or Admission Request (each with evidence of beneficial ownership) received by the Depositary from a Holder that is a Beneficial Owner or acting on behalf of a Beneficial Owner wishing to exercise voting rights pursuant to paragraphs (b) and (c) of this Section 4.08, together with such evidence of beneficial ownership as the Depositary may reasonably require, the Depositary shall promptly deliver to the Company a document in substantially the form of Exhibit C annexed hereto confirming that it has received evidence (which may be delivered to the Depositary in physical or electronic form) that such person is the Beneficial Owner of such number of Shares held by the Depositary as correspond to the number of American Depositary Shares owned by such person. A statement that such Beneficial Owner intends to vote at a shareholders' meeting (as described in paragraphs (b) and (c) of this Section 4.08), together with such Beneficial Owner's name and address and the confirmation of beneficial ownership, must be received by the Company prior to the expiration of the time limit therefor as set forth in the Company's notice of such shareholders' meeting and the Company's Articles of Association (currently at least two working days prior to the date of such meeting). In addition, Beneficial Owners who wish to attend the shareholders' meeting in person must present the confirmation of beneficial ownership at the meeting.

      (e) Exercise of Voting Rights as Shareholder. Holders and Beneficial Owners of ADSs who wish to exercise their voting rights directly as shareholders (rather than as ADR Holders through the services of the Depositary) will be entitled to do so, subject to the requirements of Norwegian law and the Company's Articles of Association, upon timely surrender to the Depositary of ADSs for cancellation (in accordance with the terms of Section 2.05 thereof) and re-registration of the Deposited Securities in the name of the Holder or Beneficial Owner so surrendering the ADSs.

      (f) Obligation of Depositary. The Company and the Depositary agree that in the event the Depositary does not receive any of (i) the notice from the Company, (ii) the Admission Request or (iii) the Voting Instructions on or prior to the date specified therefor in this Section 4.08, the Depositary shall have no obligation to distribute or forward, as the case may be, such notice or instruction card or prepare the applicable confirmation of beneficial ownership.

      (g) Charges. The Depositary will not charge Holders for the voting services described in this Section 4.08.

      (h) Amendment of Voting Procedures. There can be no assurance that any amendments, modifications or additional voting procedures upon which the Depositary and the Company may agree pursuant to Section 6.01 of this Agreement will not limit the practical ability of Beneficial Owners of Deposited Securities to exercise voting right in respect of the foregoing. The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this Section 4.08) to enable Beneficial Owners to vote the Deposited Securities underlying their ADSs, except as such efforts may be limited by the right of the Company's shareholders to amend its Articles of Association and applicable law.

      (15) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares will thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

      (16) Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall, at the request and expense of the Company, distribute to Holders copies of such reports when furnished by the Company pursuant to Section
5.06 of the Deposit Agreement.

      (17) Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

      (18) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Paragraph (18), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares only upon the prior receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued that at the time the Depositary issues such Receipts, the Applicant or its customer owns the Shares to be delivered to the Depositary, or (y) such evidence of ownership of Shares as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares and deliver such Shares upon the Depositary's request,
(c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of Receipts issued by it under (i) above and outstanding at any time to thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary will also set limits with respect to the number of Receipts involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, will be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

      (19) Liability of the Company and the Depositary. Neither the Company nor the Depositary will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden or delayed from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed or the Depositary or the Company shall be obligated to do or perform any act which obligation is inconsistent with the provisions of the Deposit Agreement; nor will the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise any discretion provided in the Deposit Agreement. Neither the Company nor the Depositary assumes any obligation or will be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Company nor the Depositary will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of a

Custodian being solely to the Depositary. Neither the Company nor the Depositary will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible if any instructions to vote any of the Deposited Securities are not carried out, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith. Subject to the laws of Norway and the Articles of Association of the Company, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      (20) Resignation and Removal of Depositary; Substitution of the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (20). The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall also refer to such substitute.

      (21) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, will, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

      (22) Termination of Deposit Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement (upon 30 days' notice to the Holders) at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

      (23) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to,
Section IA.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

         FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________ whose taxpayer identification number is _______________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:                              Name:
                                         --------------------------------
                                         By:
                                         Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

         All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.       Depositary Fees

         The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

                Service                         Rate                                    By Whom Paid
----------------------------------------------------------------------------------------------------------------

(1)    Issuance of ADSs upon deposit  Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
       of Shares (excluding           fraction thereof) issued.             receiving ADSs.
       issuances as a result of
       distributions described in
       paragraph (4) below).
----------------------------------------------------------------------------------------------------------------
(2)    Delivery of Deposited          Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for the
       Securities against surrender   fraction thereof) surrendered.        purpose of withdrawal of Deposited
       of ADSs.                                                             Securities or person to whom
                                                                            Deposited Securities are delivered.
----------------------------------------------------------------------------------------------------------------
(3)    Distribution of cash           Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
       dividends or other cash        fraction thereof) held.
       distributions (i.e., sale of
       rights and other
       entitlements).
----------------------------------------------------------------------------------------------------------------
(4)    Distribution of ADSs pursuant  Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
       to (i) stock dividends or      fraction thereof) held.
       other free stock
       distributions, or
       (ii) exercise of rights to
       purchase additional ADSs.
----------------------------------------------------------------------------------------------------------------
(5)    Distribution of securities     Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
       other than ADSs or rights to   fraction thereof) held.
       purchase additional ADSs
       (i.e., spin-off shares).
----------------------------------------------------------------------------------------------------------------

II.   Charges

      Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

      (i) taxes (including applicable interest and penalties) and other governmental charges;

      (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

      (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

      (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

      (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

      (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.


                                      B-2